   As filed with the Securities and Exchange Commission on December 7, 2000
                                                 Registration No. ______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act Of 1933

                                LOOKSMART, LTD.
               (Exact name of issuer as specified in its charter)
                             ______________________

                 DELAWARE                               13-3904355
      (State of Incorporation)           (I.R.S. Employer Identification Number)

                               625 Second Street
                            San Francisco, CA 94107
   (Address, including zip code, of Registrant's Principal Executive Offices)
                             ______________________

                        ZEAL MEDIA, INC. 1999 Stock Plan
                              (Full Title of Plan)
                             ______________________

                            Martin E. Roberts, Esq.
                       Vice President and General Counsel
                                LookSmart, Ltd.
                               625 Second Street
                            San Francisco, CA 94107
                                 (415) 348-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Gregory J. Conklin, Esq.
                          Gibson, Dunn & Crutcher LLP
                             One Montgomery Street
                            San Francisco, CA 94104
                                 (415) 393-8200
                             ______________________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed         Proposed
                                              Amount           Maximum          Maximum
Title of Securities                           to be            Offering Price   Aggregate       Amount of
to be Registered                              Registered (1)   Per Share (2)    Offering Price  Registration Fee (3)
--------------------------------------------  ---------------  ---------------  --------------  --------------------
Common Stock of the Registrant issuable
upon exercise of options granted under the
Zeal Media, Inc. 1999 Stock Plan............  232,665 shares       $2.19          $509,536.35         $134.52
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable upon exercise of options granted under the Zeal Media, Inc. 1999 Stock Plan (the "1999 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933 (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to shares subject to outstanding options under the 1999 Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $2.19 per share.
(3) Computed in accordance with Section 6(b) under the Securities Act, solely for the purpose of calculating the registration fee.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by LookSmart, Ltd., a Delaware corporation ("LookSmart" or the "Company"), to register 232,665 shares of the Company's common stock, par value $0.001 per share, issuable under the Zeal Media, Inc. 1999 Stock Plan.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by LookSmart, Ltd., a Delaware corporation ("LookSmart" or "Registrant"):

  1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 30, 2000.

  2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

  3.   The Registrant's Proxy Statement on Schedule 14A filed on April 28, 2000.

  4. The Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock filed on June 14, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware Law. The Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which requires the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

  The indemnification provisions and the indemnification agreement entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1  Zeal Media, Inc. 1999 Stock Plan.
     4.2 Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-80581), as amended and as declared effective by the Securities and Exchange Commission on August 19, 1999.
     4.3 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-80581), as amended and as declared effective by the Securities and Exchange Commission on August 19, 1999.
     5.1 Opinion of Gibson, Dunn & Crutcher LLP with respect to the legality of the securities being registered.
     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)
     24.1 Power of Attorney.

ITEM 9. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 7, 2000.

                                            LOOKSMART, LTD.

                                            By: /s/ Evan Thornley*
                                            ----------------------
                                            Evan Thornley,
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                         TITLE                        DATE

    /s/ EVAN THORNLEY*         Chairman, Chief Executive       December 7, 2000
----------------------------   Officer and Director
        Evan Thornley          (Principal Executive Officer)

    /s/ TRACEY ELLERY*         President, Director             December 7, 2000
----------------------------
        Tracey Ellery

    /s/ NED BRODY*             Chief Financial Officer         December 7, 2000
----------------------------   (Principal Financial
        Ned Brody              Officer)

    /s/ ROBERT MALLY           Controller                      December 7, 2000
----------------------------   (Principal Accounting
        Robert Mally           Officer)

    /s/ ANTHONY CASTAGNA*      Director                        December 7, 2000
----------------------------
        Anthony Castagna

    /s/ ROBERT J. RYAN*        Director                        December 7, 2000
----------------------------
        Robert J. Ryan

    /s/ SCOTT WHITESIDE*       Director                        December 7, 2000
----------------------------
        Scott Whiteside

    /s/ JAMES TANANBAUM*       Director                        December 7, 2000
----------------------------
        James Tananbaum

    /s/ MARIANN BYERWALTER*    Director                        December 7, 2000
----------------------------
        Mariann Byerwalter

*By  /s/ NED BRODY             Attorney-in-fact                December 7, 2000
   -------------------------
         Ned Brody

                               INDEX TO EXHIBITS

    Exhibit
    Number           Description
    ----------------------------

    4.1      Zeal Media, Inc. 1999 Stock Plan.
    4.2      Certificate of Incorporation of the Registrant (filed as Exhibit
             3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-80581), as amended and as declared effective by the Securities and Exchange Commission on August 19, 1999.
    4.3 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-80581), as amended and as declared effective by the Securities and Exchange Commission on August 19, 1999.
    5.1 Opinion of Gibson, Dunn & Crutcher LLP with respect to the legality of the securities being registered.
    23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)
    24.1     Power of Attorney.